PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	November 2,	November 3,	November 2,	November 3,
	2014	2013	2014	2013
Net sales	$124,251	$106,009	$455,527	$422,180
Costs and expenses:
Cost of sales	(97,626)	(79,334)	(355,181)	(322,540)
Selling, general and administrative	(11,547)	(12,928)	(49,638)	(48,213)
Research and development	(5,801)	(6,378)	(21,913)	(20,758)
Operating income	9,277	7,369	28,795	30,669
Gain on acquisition	-	-	16,372	-
Other expense, net	(574)	(1,384)	(3,837)	(3,864)
Income before income taxes	8,703	5,985	41,330	26,805
Income tax provision	(2,004)	(1,072)	(9,295)	(7,229)
Net income	6,699	4,913	32,035	19,576
Net income attributable to noncontrolling interests	(2,422)	(73)	(6,039)	(1,610)
Net income attributable to Photronics, Inc. shareholders	$4,277	$4,840	$25,996	$17,966

Earnings per share:
Basic	$0.07	$0.08	$0.42	$0.30
Diluted	$0.07	$0.08	$0.41	$0.29

Weighted-average number of common shares outstanding:
Basic	63,106	61,058	61,779	60,644
Diluted	64,085	61,962	66,679	61,599